UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

ELAN DEVELOPMENT INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51704 (Commission File Number)	Applied for (IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
5316-141 Street T6H 4A2 Edmonton Alberta Canada

Registrant's telephone number, including area code 780-995-1046

(Former name or former address, if changed since last report)

Entry into a Material Definitive Agreement, Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2008, Elan Development, Inc. (the "Registrant") executed a property purchase agreement (the "Agreement") with MinQuest, Inc. ("MinQuest") granting the Registrant the right to acquire 100% of the mining interests of one Nevada mineral exploration property currently controlled by MinQuest, a natural resource exploration company. The property named the Excalibur Property (“ the Property"). The Property is located in Mineral County Nevada and currently consists of 8 unpatented mining claims. Since our payment obligations are non-refundable, if we do not make any payments under the Agreement, we will lose any payments made and all our rights to the respective property. If all said payments under the Agreements are made, then we will acquire all mining interests in the respective property.

For all the terms and provisions of the Agreement, reference is hereby made to such Agreements annexed hereto as Exhibit 10.1,. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable
(b) Pro forma financial information. Not applicable
(c) Exhibits

Exhibit No. Description 10.1 Excalibur Property Purchase Agreement, dated April 11, 2008, by and between MinQuest Inc. and Elan Development, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

April 16, 2008

ELAN DEVELOPMENT INC.

By:

/S/Colleen Ewanchuk

Name:

Colleen Ewanchuk

Title:

Secretary, Treasurer and Director